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                                                                 Exhibit 10.39



                               FLEMING COMPANIES, INC.

                              1999 STOCK INCENTIVE PLAN










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                         NON-QUALIFIED STOCK OPTION AGREEMENT

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Name:               ______________      Grant Date:         _______, ____
Option Price:       $_____________      Exercise Date:      _______, ____ - __%
Shares Granted:     ______________                          _______, ____ - __%
Expiration Date:    ______________                          _______, ____ - __%
                                                            _______, ____ - __%

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                         NON-QUALIFIED STOCK OPTION AGREEMENT
                          UNDER THE FLEMING COMPANIES, INC.
                              1999 STOCK INCENTIVE PLAN


          THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), made as of this ___ day of _________, ____, at Oklahoma City, Oklahoma by and between __________________ (hereinafter referred to as the "Participant", and Fleming Companies, Inc. (hereinafter referred to as the "Company"):

                                 W I T N E S S E T H:

          WHEREAS, the Participant is a an "Eligible Associate" of the Company, as such term is defined in the Plan, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company; and

          WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the "Fleming Companies, Inc. 1999 Stock Incentive Plan" (the "Plan"), which is incorporated herein.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

     1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant Nonqualified Stock Options (the "Stock Options") to purchase all or any part of an aggregate of _______ shares of Common Stock under and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes. All capitalized terms used in this Option Agreement shall have the same meaning ascribed to them in the Plan unless specifically denoted otherwise. The purchase price per share for each share of Common Stock to be purchased hereunder shall be $______ (the "Option Price").

     2. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 8 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his Stock Options pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or of any one or more of the Subsidiaries of the Company) remains full-time and continuous at all times prior to any of the "Exercise Dates" set forth in this
Section 2, then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in Section 1 of this Option Agreement by the designated percentage set forth below.

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
                                                   Percent of Stock
Exercise Dates                                    Option Exercisable
--------------                                    ------------------
On or After _______, ____                              25%

On or After _______, ____                              50%

On or After _______, ____                              75%

On or After _______, ____                              100%

     3. TERM OF STOCK OPTION. Except as provided for in Section 4 of this Option Agreement, none of the Stock Options shall be exercisable more than ten years from the Date of Grant (the "Option Period").

     4. SPECIAL RULES WITH RESPECT TO STOCK OPTIONS. With respect to the Stock Options, the following special rules shall apply:

          (a) EXERCISE OF EXERCISABLE STOCK OPTIONS ON TERMINATION OF EMPLOYMENT. Except as provided to the contrary in Section 4(d) of this Option Agreement, if a Participant's employment with the Company or a Subsidiary is terminated during the Option Period for any reason other than death, he may exercise all or any portion of the Stock Options which are otherwise exercisable on the date of such termination at any time within three months from the date of termination; provided, however, that if the Participant should die during such three month period, the rights of his personal representative shall be as set forth in Section 4(b) of this Stock Option Agreement.

          (b) EXERCISE OF EXERCISABLE STOCK OPTIONS ON TERMINATION OF EMPLOYMENT DUE TO DEATH. If a Participant's employment with the Company or a Subsidiary is terminated during the Option Period due to his death, the personal representative of the deceased Participant may exercise all or any portion of the Stock Options which are otherwise exercisable on the date of death within 12 months from the date of death.

          (c) ACCELERATION OF OTHERWISE UNEXERCISABLE STOCK OPTIONS ON TERMINATION OF EMPLOYMENT. The Committee, in its sole discretion, may determine that upon termination of the employment of a Participant any and all Stock Options shall become automatically fully vested and immediately exercisable by the Participant or his personal representative as the case may be for whatever period following such termination as the Committee shall so decide.

          (d)  ACCELERATION OF OPTIONS UPON CHANGE OF CONTROL.  Upon the


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occurrence of a Change of Control Event, any and all Stock Options will become automatically fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the Participant.

          (e) EXERCISE OF EXERCISABLE STOCK OPTIONS ON TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. If a Participant's employment with the Company or a Subsidiary is terminated due to retirement in accordance with the Company's retirement policies, the Participant shall have a period of three years following his date of retirement to exercise the Stock Options which are otherwise exercisable on his date of retirement.

     5.   NON-TRANSFERABILITY OF STOCK OPTIONS.  Except as provided in Section
11.3 of the Plan regarding certain limited transferability of Stock Options with the Committee's approval, Stock Options shall be transferable only by will or the laws of descent and distribution; however, no such transfer of the Stock Options by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option.

     6. EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company or a Subsidiary, the Stock Options shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, or any of the Subsidiaries, or interfere in any way with the right of the Company or any of the Subsidiaries to terminate such Participant's employment at any time.

     7.   METHOD OF EXERCISING STOCK OPTION.

          (a) PROCEDURES FOR EXERCISE. The manner of exercising the Stock Options shall be by written notice to the Company at least two days before the date the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Options and the number of shares of Common Stock with respect to that portion of the Stock Options being exercised, and shall be signed by the person or persons so exercising the Stock Options. The notice shall be accompanied by payment of the full purchase price of such shares, in which event the Company shall deliver a certificate or certificates representing such shares to the person or persons entitled thereto as soon as practicable after the notices shall be received.

          (b) FORM OF PAYMENT. Payment for shares of Common Stock purchased under this Option Agreement shall be made in full by the Participant in any manner specified in Section 6.2(b) of the Plan. No Common Stock shall be issued to the Participant until the Company receives full payment for the Common Stock purchased under the Stock Options which shall include any required state and federal withholding taxes. Withholding taxes may be paid by Participant in any manner specified in Section 11.4 the Plan.


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          (c)  FURTHER INFORMATION.  In the event the Stock Options are exercised, pursuant to the foregoing provisions of this Section 7, by any person or persons other than the Participant in the event of the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Stock Options. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 6301 Waterford Boulevard, Oklahoma City, Oklahoma 73118, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

     8. SECURITIES LAW RESTRICTIONS; SHAREHOLDER APPROVAL OF THE PLAN. Stock Options shall be exercised and Common Stock issued only upon (i) compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom and (ii) approval by the shareholders of the Company of the Plan at the 1999 Annual Meeting of Shareholders.

     9. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

          IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.


COMPANY:                      FLEMING COMPANIES, INC., an
                              Oklahoma corporation


                              By
                                ------------------------------------------------
                                Scott M. Northcutt, Senior Vice President -
                                 Human Resources




PARTICIPANT:
                              --------------------------------------------------
                              ------------------


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